EXHIBIT 99.2

Basanite, Inc. Announces Appointment of the Honorable Greg Nadeau to its Board of Directors

Pompano Beach, FL, April 24, 2019 -- Basanite, Inc. (OTC MARKETS: BASA) (the “Company”) today announced the appointment of the Honorable Greg Nadeau to its Board of Directors.

From August 2015 until January 2017, Mr. Nadeau served as the 19th Administrator of the Federal Highway Administration of the United States after serving as Deputy Administrator from 2009 and Acting Administrator since December of 2013. He was appointed by President Barack Obama and unanimously confirmed by the Environment and Public Works Committee and the U.S. Senate.

Mr. Nadeau founded Infrastructure Ventures LLC (“IV”) in February of 2017 following 35 years of service in senior leadership positions and policy roles in government at the federal and state levels. IV invests in and provides market development services to companies and private sector innovators in the infrastructure sector (with a special focus on the highway and bridge sector). For the last fifteen years of his career in public service, he became a leading national expert in transportation project delivery and technology innovation deployment in a sector that well exceeds $100 billion annually.

During his tenure at FHWA, Mr. Nadeau was the architect and oversaw the administration of the Every Day Counts (EDC) innovation partnership with the States. EDC was designed to reduce project delivery time and accelerate the rapid deployment of innovative technology using a state-based model. Partnering with FHWA teams across the nation on the implementation of EDC are state DOT and local partners, as well as stakeholders in the private and non-profit transportation sectors. EDC strategies and technologies provide state and local governments with innovative solutions that are saving time, saving money, and saving lives.

Before joining FHWA, Mr. Nadeau served as the Maine Department of Transportation's Deputy Commissioner for Policy, Planning and Communications from 2003-2009. Mr. Nadeau also served as Senior Policy Advisor to Governor Angus King from 1995 to 2001. Mr. Nadeau also served in the Maine House of Representatives for 12 years from 1978 to 1990.

Richard Krolewski, the Company’s incoming Chief Executive Officer commented, “We are extremely excited to welcome Mr. Nadeau to our Board of Directors. His extensive industry background and his service as the 19th Administrator of the Federal Highway Administration make him an ideal person to help Basanite implement its business plan and take the Company to the next level.”

Dave Anderson, the Company’s Chief Operations Officer, further commented, “Mr. Nadeau’s appointment is a clear testament to the incredible team that Rich Krolewski has assembled.”

DISCLAIMERS

Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, expectations, beliefs, plans, strategies, opportunities and objectives regarding the business of the Company and its subsidiaries and the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on assumptions with respect to events that have not occurred, that may not occur or that may occur with different consequences and timing than those now anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and are not guarantees of future performance or results, and such factors, risks and uncertainties could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include changes in general economic and business conditions, the inability to successfully develop and implement strategies and plans and develop and market products, changes in consumer and business consumption habits, the inability to fund operations, failure of third parties to perform as planned or agreed, development of alternative products, risks, uncertainties and other factors are discussed in documents filed from time to time by the Company with the Securities and Exchange Commission and other factors over which the Company and its subsidiaries have no control. Such forward-looking statements are made only as of the date of this release, and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any securities. For additional information and potential risk factors, readers should review the Company’s filings with the Securities and Exchange Commission, which can be found at www.sec.gov.

Contact Info:

Dave Anderson

DA@basaniteindustries.com

954.532.4653